UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
January 14, 2019
Date of Report (Date of earliest event reported)

THE RUBICON PROJECT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36384	20-8881738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12181 Bluff Creek Drive, 4th Floor
Los Angeles, CA 90094
(Address of principal executive offices, including zip code)
(310) 207-0272
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events.
The Rubicon Project, Inc. (the “Company”) will hold its annual meeting of stockholders (the “2019 Annual Meeting”) on May 15, 2019, at 12:00 p.m., Pacific Time, at the Company’s headquarters at 12181 Bluff Creek Drive, 4th Floor, Playa Vista, CA 90094.
Because the date of the 2019 Annual Meeting has been changed by more than 30 days from the anniversary of the Company’s 2018 annual meeting of stockholders, the deadline for the submission of proposals by stockholders for inclusion in the Company’s proxy materials relating to the 2019 Annual Meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, will be the close of business on February 14, 2019, which the Company believes is a reasonable time before it expects to begin to print and send its proxy materials. Any proposal received after such date will be considered untimely.
In accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”), stockholders who intend to nominate a person for election as a director or submit a proposal regarding any other matter of business at the 2019 Annual Meeting must deliver written notice of any proposed business or nomination to the Company’s Secretary at the Company’s principal executive offices, no later than the close of business on February 14, 2019 (which is 90 days prior to the date of the 2019 Annual Meeting). Any notice of proposed business or nomination must comply with the specific requirements set forth in the Company’s Bylaws in order to be considered at the 2019 Annual Meeting.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RUBICON PROJECT, INC.

Date:	January 14, 2019	By:	/s/ Jonathan Feldman
Jonathan Feldman
Co-General Counsel and Secretary